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                                                                    EXHIBIT (21)

                                  SUBSIDIARIES

                                            PERCENTAGE OF VOTING SECURITIES
                                              OWNED OR SUBJECT TO VOTING
                                                      CONTROL BY
                                            ----------------------------------
                                                COMPANY            OTHER
                                            ----------------   ---------------
Shakespeare Company, a Delaware
 corporation..............................                100%
Subsidiaries of Shakespeare Company:
  Shakespeare (Hong Kong) Ltd., a Hong
   Kong corporation.......................                                  100%
  Subsidiary of Shakespeare (Hong Kong)
   Ltd.:
    Pacific Rim Metallic Products Ltd., a
     Hong Kong corporation................                                  100%
  Shakespeare International Ltd., a
   British corporation....................                                  100%
    Subsidiaries of Shakespeare
     International Ltd.:
    Shakespeare Company (UK) Ltd., a
     British corporation..................                                  100%
    Shakespeare Monofilament U.K. Ltd., a
     British corporation..................                                  100%
  Shakespeare Hengelsport, B.V., a Dutch
   corporation............................                                  100%
  Shakespeare (Australia) Pty. Ltd., an
   Australian corporation.................                                  100%
  Shakespeare International GmbH, a German
   corporation............................                                  100%
  K-2 Ski Sport und Mode Gmbh, a German
   corporation............................                                  100%
Sitca Corporation, a Washington
 corporation..............................                100%
Subsidiaries of Sitca Corporation:
  K-2 Corporation, an Indiana
   corporation............................                                  100%
  Subsidiaries of K-2 Corporation:
    K-2 International, Inc., an Indiana
     corporation..........................                                  100%
    Madshus A.S., a Norwegian
     corporation..........................                                  100%
SMCA, Inc., a Minnesota corporation.......                100%
Subsidiary of SMCA, Inc.:
  Stearns Manufacturing Company, a
   Minnesota corporation..................                                  100%
Basic Designs, Inc., a California
 corporation..............................                100%
Cross Country Racing, Inc., a Delaware
 corporation..............................                100%
Dana Design Ltd., a Montana corporation...                100%
Girvin Inc., a Delaware corporation.......                100%
K2 Funding, Inc., a Delaware corporation..                100%
Noleen, Inc., a Delaware corporation......                100%
Anthony Sales (Barbados), Ltd., a Barbados
 corporation..............................                100%
Anthony International, Ltd., a South
 Carolina corporation.....................                100%
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